UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  June 30, 2003

CROWN PACIFIC PARTNERS, L.P.

(Exact name of registrant as specified in its charter)

Delaware	93-1161833
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

805 SW Broadway Street, Suite 1500 Portland, Oregon	97205
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 503-274-2300

CROWN PACIFIC PARTNERS, L.P.

FORM 8-K

INDEX

Item	Description

Item 3.	Bankruptcy or Receivership

Item 7.	Financial Statements, Pro Forma Financial Information and Exhibits

Signatures

Item 3.  Bankruptcy or Receivership

(a)  On June 29, 2003, Crown Pacific Partners, L.P. (the “Partnership”) and its subsidiaries (collectively, the “Debtors”) each filed voluntary petitions for relief under chapter 11 of title 11 of the United States Code (the “Bankruptcy Code”) in the United States Bankruptcy Court for the District of Arizona in Phoenix, Arizona (the “Bankruptcy Court”) (jointly administered under case No. 03-11258-PHX-RJH).  The Debtors manage, and will continue to manage, their properties and operate their businesses as “debtors-in-possession” under the jurisdiction of the Bankruptcy Court and in accordance with the applicable provisions of the Bankruptcy Code.  As part of the bankruptcy filing, the Partnership has requested that the Bankruptcy Court approve a debtor-in-possession (DIP) financing agreement in the amount of $40 million that the Partnership has arranged with The CIT Group/Business Credit, Inc.

On June 30, 2003, the Company issued a press release relating to the foregoing, a copy of which is attached hereto as Exhibit 99.1 and incorporated herein by reference.

(b)  Not applicable.

Item 7.  Financial Statements and Exhibits

(c)          Exhibits

99.1              Press release dated June 30, 2003 regarding crown Pacific Partners, L.P.’s filing for reorganization under Chapter 11 of the U.S. Bankruptcy Code.  The Partnership will continue to operate its businesses during the period of the reorganization process.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 30, 2003	CROWN PACIFIC PARTNERS, L.P.

	By:	Crown Pacific Management Limited Partnership, as General Partner

	By:	/s/ Steven E. Dietrich
Steven E. Dietrich
Senior Vice President and Chief Financial Officer
(Duly Authorized Officer and Principal Financial and Accounting Officer)